Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY FOR
TENDER OF SHARES OF COMMON STOCK

OF

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 6, 2011, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates (“Share Certificates”) representing shares of Common Stock, par value $0.001 per share (the “Shares”), of McCormick & Schmick’s Seafood Restaurants, Inc., a Delaware corporation, are not immediately available; (ii) the procedures for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 — “Terms of the Offer; Expiration Date” of the Offer to Purchase).  This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase).  See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

By mail or hand delivery:
Continental Stock Transfer & Trust Company
Attn: Reorganization Dept.
17 Battery Place, 8th Floor
New York, NY 10004

By facsimile transmission:
(for eligible institutions only)
(212) 616-7610

Confirm facsimile transmission:
(212) 509-4000 (ext. 536)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to LSRI Holdings, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Landry’s Restaurants, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated April 7, 2011 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Signature

If shares will be delivered by book-entry transfer,
fill in the applicable account number below:

Name of Holders:

Number of Share(s):

Address:
The Depository Trust Company (DTC)

DTC Account Number

Area Code(s) and Telephone Number(s)	Transaction Code Number

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 — “Acceptance for Payment and Payment” of the Offer to Purchase) with respect to such Shares, together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message (as defined in Section 2 — “Acceptance for Payment and Payment” of the Offer to Purchase), and any other required documents, within three business days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.  Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated: ____________, 2011

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.  CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

By mail or hand delivery:
Continental Stock Transfer & Trust Company
Attn: Reorganization Dept.
17 Battery Place, 8th Floor
New York, NY 10004

By facsimile transmission:
(for eligible institutions only)
(212) 616-7610

Confirm facsimile transmission:
(212) 509-4000 (ext. 536)

Questions and requests for assistance may be directed to the Information Agent at its address set forth below.  Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent.  You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, N.Y. 10022
Banks and Brokerage Firms, Please Call: (212) 297 0720
Stockholders and All Others, Call Toll-Free: (877) 285 5990
Email: info@okapipartners.com